                                                                    EXHIBIT 11.1

                                 FAROUDJA, INC.

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

                                                                          YEAR ENDED    SIX MONTHS ENDED JUNE 30,
                                                                         DECEMBER 31,   --------------------------
                                                                             1996           1996          1997
                                                                         -------------  ------------  ------------
Net income.............................................................       N/A           N/A       $    534,308
                                                                                                      ------------
                                                                                                      ------------
Pro forma net income...................................................   $ 1,318,721   $    615,967      N/A
                                                                         -------------  ------------
                                                                         -------------  ------------
Weighted-average shares of Common Stock outstanding....................     7,976,892      7,753,783     8,200,000
Dilutive effect of options and warrants................................       212,260        208,107       560,195
Shares related to staff accounting bulletin topic 4D:
  Stock options and warrants...........................................       455,187        455,187       455,187
  Common stock.........................................................       526,316        526,316       526,316
                                                                         -------------  ------------  ------------
Shares used in per share computations..................................     9,170,655      8,943,393     9,741,698
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
Net income per share...................................................                               $       0.05
                                                                                                      ------------
                                                                                                      ------------
Pro forma net income per share.........................................   $      0.14   $       0.07
                                                                         -------------  ------------
                                                                         -------------  ------------